UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Concur Technologies, Inc.
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SAP SE and subsidiaries
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Filed by SAP SE and subsidiaries

Pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934

Subject Company: Concur Technologies, Inc.

Commission File No.: 000-25137

Subject: A major announcement

From: SAP Office of CEO

To: All employees worldwide

Dear colleagues,

We just communicated a new investment to the capital markets that is highly significant for the long-term growth aspirations of SAP.

Following the approval of our Supervisory Board, we announced our intent to buy Concur Technologies, Inc., the market leading innovator in the $1.2 trillion business travel industry. The pending acquisition marks the largest transaction ever in the history of SaaS companies. We anticipate the agreement will be finalized at some point in Q4 or Q1 2015, at which time SAP will have more than 50 million cloud users, far more than any other enterprise technology company. We’ll also be the only company with the depth to help enterprises manage permanent employees, flexible workforces, goods, services and now travel and expense on ONE seamless cloud platform.

Most significant, the addition of Concur will solidify SAP as the world’s largest Business Network. Think about this: more commerce flows through our Business Network than Amazon, ebay and Alibaba – combined. As I said in the official press release, we are making this bold move to innovate the future of business within and between companies.

There are a number of points I would like you to understand about this move and the opportunities it creates for our company.

This is consistent with our strategy: always going where our customers and users need us to go.

Back in 2010 we said our technology roadmap would focus on the innovations that mattered most in a world where 3 billion people were entering the new middle class. We knew context would become a powerful asset – technology couldn’t be one size fits all anymore. The applications would need to be rich with context about the individual user, where they are at any given moment and what specifically they’re working to accomplish. The only way to deliver this was by building a portfolio around mobility, cloud and the SAP HANA platform. In each of these areas we invested for growth and today SAP customers are ahead.

We were also early to spot another category that no other company quite understood in all its dimensions – the Business Network. If ERP is about networking within the enterprise, the Business Network is about extending those business processes and achieving frictionless commerce. With Ariba, we welcomed a company that was reshaping the procurement of goods and services. With Fieldglass, we extended the network to include the massive market for contingent workforces. Now with Concur, we’re expanding again to include the travel industry.

Here’s an exciting reality: SAP has quickly built the capacity for businesses to fundamentally transform the way they handle all major categories of spending. No other company even comes close to our position on this new horizon.

Software AND People – this is a people centric move.

When you think about Concur, think about why simple experiences matter so much to the end user. It’s no secret that business travel can be painful. In the digital era, why should any traveler be subjected to the madness of arbitrary policies, paper invoices and expense reports? Why shouldn’t a hotel bill be deposited into a corporate finance system as easily as it is sent to an e-mail inbox? Why shouldn’t individuals be given the professional courtesy to be smart consumers at work like they are at home? The answer is, for too long, the business traveler went unrepresented. Business cost control came too often at the expense of the individual. Today, that same business traveler is at the center of our strategy. With Concur, we will improve a lot of peoples’ lives by making a longstanding pain point, “Run simple.” in the Business Network.

As ever, SAP HANA is our game changer.

The Business Network is an enormous concept in its own right. Concur makes it even stronger. But collaboration isn’t the only accomplishment the Network will fuel for the world. We all know there’s only one real-time platform that can handle the sophisticated data that will be created by this new form of business-to-business-to-consumer digital commerce. With the Network powered by SAP HANA, the opportunities to create new business models and new insights will be limitless. I can’t think of a government leader, CEO, CFO or small business owner that won’t be interested to know what this data will tell us. HANA will give us the ability to integrate the Network into SAP Simple Finance and SAP’s Business Suite – so decisions can be even more context-relevant. This is the ultimate example of transactions and analytics running on one platform, a value statement we’ve made about HANA from the very beginning. And think about the possibilities for developers to build new applications on the HANA Platform to maximize benefits from the Network.

Let me send a message directly to our HANA Team. I often think about Google’s enormous value; it’s rooted in a uniquely comprehensive catalogue of the internet. With the Business Network, it’s not too bold to imagine that SAP HANA will soon become to global business what Google is to the web.

Together Everyone Achieves More

The business and technology cases for this agreement are rock solid. But more significant in my view, we will welcome 4,200 new colleagues into the SAP family. Having gotten to know Concur CEO Steve Singh and his senior management team, I can tell you that our future colleagues share our passion for helping the world run better and improving people’s lives. This is a terrific company that embraces the same culture and values that distinguish SAP. We’ll leave specifics for after the agreement is formally closed, but I’m very enthusiastic about the big role Steve and his team will play in scaling Concur globally as part of the SAP franchise.

A few closing comments:

Exciting announcements like this always risk distracting us from the immediate priorities. Given that we still have some regulatory hurdles to clear, it’s business as usual for the time being. The momentum from SuccessConnect is still high and we still need to deliver strong performances in the third and fourth quarters.

I also want to address head-on any speculation that this agreement will have negative implications for existing members of SAP’s travel, finance or Network teams. Let me be clear: like SAP, Concur is a growth company. We need all hands on deck to fulfill the opportunities ahead, so the only expectation should be that things will only get better for both teams once the companies come together.

Finally, I’ve long believed that we all work for one of the great companies in the history of business innovation. Like anything great, it took boldness to make us great and it will take the boldness to keep us great. The Global Managing Board and I, together with the Supervisory Board, will not shy away from keeping the world on notice that SAP is ready to take any step forward to continue leading. There will be no half-measured, “what-ifs,” and we’ll never shy away from holding the mantle high that was built for us by Hasso, Dietmar and the other leaders of consequence who founded SAP.

SAP just announced the biggest SaaS acquisition in history. We just expanded the biggest Business Network on Earth. Be proud of your company and get ready for the road ahead. The pace only gets faster from here.

Run simple.

Bill

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this document include statements concerning the parties’ ability to complete the transaction, the expected closing date of the transaction, and the expected benefits and synergies of the transaction. All forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These potential risks and uncertainties include, among others, uncertainties as to the timing of the acquisition; the satisfaction of closing conditions, including the receipt of Concur stockholder approval and regulatory approvals; the failure to retain key Concur employees, contracts or benefits; the failure to achieve expected synergies and other benefits; customer and partner uncertainty regarding the anticipated benefits of the transaction; whether certain industry segments will grow as anticipated; the competitive environment among participants in cloud technologies; and other risks detailed in SAP’s and Concur’s filings with the U.S. Securities and Exchange Commission (“SEC”), including SAP’s most recent Annual Report on Form 20-F and Concur’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. SAP undertakes no obligation to publicly update or revise any forward-looking statements.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Concur will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be sent or given to the stockholders of Concur and will contain important information about the proposed merger and related matters. Concur’s stockholders are urged to read the definitive proxy statement carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Additionally, Concur and SAP will file other relevant materials in connection with the proposed acquisition of Concur by SAP pursuant to the terms of an Agreement and Plan of Merger by and among SAP America, Congress Acquisition Corp., a wholly owned subsidiary of SAP America, and Concur. SAP, Concur and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Concur stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Concur’s participants in the solicitation, which may, in some cases, be different than those of Concur’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and Concur with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from Concur by contacting Concur Investor Relations by email at todd.friedman@Concur.com.